                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                  CELLULAR COMMUNICATIONS OF PUERTO RICO, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            CELLULAR COMMUNICATIONS
                              OF PUERTO RICO, INC.

                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022
                            ------------------------

                              PROXY STATEMENT AND
                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 3, 1999
                            ------------------------

     The Annual Meeting of Stockholders of Cellular Communications of Puerto Rico, Inc. (the "Company") will be held at 9:15 a.m., local time, on Thursday, June 3, 1999, at the Essex House, Hyde Park Suite, located at 160 Central Park South, New York, New York 10019, for the following purposes:

     1. To elect two directors to the Board of Directors;

     2. To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the year ending December 31, 1999; and

     3. To transact any other business that may properly be brought before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on April 14, 1999 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the meeting. The transfer books will not be closed. A list of the stockholders entitled to vote at the meeting will be located at the Company's principal executive offices, 110 East 59th Street, New York, New York 10022, at least ten days prior to the meeting and will also be available for inspection at the meeting.

     A copy of the Annual Report for 1998 is being mailed together with this proxy material.

     It is important that your shares be represented at the meeting. Regardless of whether you plan to attend the meeting, please execute the enclosed proxy and return it promptly in the accompanying postage-paid envelope. Submitting this executed proxy will not preclude your right to revoke it and to vote in person at the meeting.

                                           By order of the Board of Directors,
                                               /s/ Richard J. Lubasch
                                               RICHARD J. LUBASCH
                                               Secretary

New York, New York
April 28, 1999

                  CELLULAR COMMUNICATIONS OF PUERTO RICO, INC.
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 3, 1999
                            ------------------------
                                PROXY STATEMENT

     This proxy statement sets forth certain information with respect to the accompanying proxy proposed to be used at the Annual Meeting of Stockholders of Cellular Communications of Puerto Rico, Inc. (the "Company") to be held at 9:15 a.m., local time, on Thursday, June 3, 1999, at the Essex House, Hyde Park Suite, located at 160 Central Park South, New York, New York 10019, or at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors of the Company is soliciting the accompanying form of proxy and urges you to sign the proxy, fill in the date, and return it immediately to the Secretary of the Company. The prompt cooperation of stockholders is necessary in order to ensure a quorum and to avoid expenses and delay.

     Holders of record of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at the close of business on April 14, 1999, will be entitled to vote at the Annual Meeting. At the close of business on April 14, 1999, 13,821,770 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

     The accompanying proxy is revocable on written instructions, including a subsequently received proxy, signed in the same manner as the proxy, and received by the Secretary of the Company at any time at or before the balloting on the matter with respect to which such proxy is to be exercised. If you attend the Annual Meeting you may, if you wish, revoke your proxy by voting in person. This proxy statement and the accompanying proxy materials are first being mailed to stockholders on or about April 28, 1999.

     All expenses of soliciting proxies, including clerical work, printing and postage, will be paid by the Company. Proxies may be solicited personally, or by mail, telephone or facsimile, by current and former directors, officers and other employees of the Company, but the Company will not pay any compensation for such solicitations. In addition, the Company has agreed to pay D.F. King & Co., Inc. a fee of $4,000, plus reasonable expenses, for proxy solicitation services. The Company will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses for sending material to principals and obtaining their proxies.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of April 20, 1999, by (i) each executive officer and director of the Company, (ii) all directors and executive officers as a group and (iii) stockholders holding 5% or more of the Common Stock.

                                                          AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                      -------------------------------------------------
                                                                   PRESENTLY
           EXECUTIVE OFFICERS, DIRECTORS               COMMON     EXERCISABLE
             AND PRINCIPAL STOCKHOLDERS                 STOCK     OPTIONS(1)      TOTAL     PERCENT(2)
           -----------------------------              ---------   -----------   ---------   -----------
J. Barclay Knapp....................................     94,298      527,136      621,434       4.33%
George S. Blumenthal(3).............................    145,449      532,472      677,921       4.72%
Richard J. Lubasch..................................     44,432      116,041      160,473       1.15%
Stephen M. Shapiro..................................      1,150      163,809      164,959       1.18%
Stanton N. Williams.................................      1,916      101,418      103,334          *
Jose J. Davila(4)...................................     12,230       36,596       48,826          *
Gregg Gorelick......................................     18,837       46,937       65,774          *
Del Mintz...........................................    335,286       47,099      382,385       2.76%
Sidney R. Knafel....................................     98,800       47,099      145,889       1.05%
Alan J. Patricof(5).................................     13,236       47,099       60,335          *
Warren Potash.......................................      4,136       40,901       45,037          *
All directors and officers as a group (11 in
  number)...........................................    769,770    1,706,607    2,476,377      15.95%

Snyder Capital Management, L.P.(6)..................  1,875,362                                13.57%
Snyder Capital Management, Inc.(6)
  350 California Street, Suite 1460
  San Francisco, CA 94104
Ronald Baron(7).....................................  1,506,200                                10.90%
Baron Capital Group, Inc.(7)
Bamco, Inc.(7)
Baron Capital Management, Inc.(7)
Baron Asset Fund(7)
  767 Fifth Avenue
  New York, NY 10153
Wallace R. Weitz & Company(8).......................  1,014,200                                 7.34%
  1125 South 103rd Street, Suite 600
  Omaha, NE 68124-6008
Georgica Advisors LLC(9)............................    844,000                                 6.11%
Richard Reiss, Jr.(9)
  1114 Avenue of the Americas
  New York, NY 10036
NWQ Investment Management Company (10)..............    780,046                                 5.64%
  2049 Century Park East, 4th Floor
  Los Angeles, CA 90067

---------------
 * Represents less than one percent.

 (1) Includes shares of Common Stock purchased upon the exercise of options which are presently exercisable or become exercisable in the next 60 days ("Presently Exercisable Options").

 (2) Includes Common Stock and Presently Exercisable Options.

 (3) Includes 1,980 shares of Common Stock owned by trusts for the benefit of Mr. Blumenthal's children and 120,000 shares of Common Stock and 214,673 options held by a Grantor Retained Annuity Trust. An additional 3,000 shares of Common Stock are owned by Mr. Blumenthal's wife, as to which shares Mr. Blumenthal disclaims beneficial ownership.

                                         (footnotes continued on following page)

 (4) Includes 230 shares of Common Stock owned by Mr. Davila's wife, as to which shares Mr. Davila disclaims beneficial ownership.

 (5) Includes 1,065 shares of Common Stock owned by Mr. Patricof's wife, as to which shares Mr. Patricof disclaims beneficial ownership. An additional 2,500 shares of Common Stock are owned by the Patricof & Co. Ventures Profit Sharing Plan. Mr. Patricof is a trustee of the Plan and disclaims beneficial ownership of such securities other than the amount allocable to his beneficial interest in the plan.

 (6) Based solely upon Schedule 13-G, dated February 5, 1999, filed by Snyder Capital Management, L.P. and Snyder Capital Management, Inc. with the Securities and Exchange Commission (the "SEC").

 (7) Based solely upon Schedule 13-G (Amendment No. 2), dated February 19, 1998, filed by Ronald Baron, Baron Capital Group, Inc., Bamco, Inc., Baron Capital Management, Inc. and Baron Asset Fund with the SEC.

 (8) Based solely upon Schedule 13-G, dated February 9, 1999, filed by Wallace
     R. Weiss & Company with the SEC.

 (9) Based solely upon Schedule 13-G, dated October 21, 1998, filed by Georgica Advisors LLC and Richard Reiss, Jr. with the SEC.

(10) Based solely upon Schedule 13-G, dated February 16, 1999, filed by NWQ Investment Management Company with the SEC.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities file with the SEC, and with each exchange on which the Common Stock trades, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by the SEC's regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that each of Messrs. Mintz and Patricof was inadvertently late in filing a Form 4, and Mr. Davila was inadvertently late in filing two Forms 4.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

ELECTION OF DIRECTORS

     Pursuant to the Company's Restated Certificate of Incorporation, which provides for a classified Board of Directors, the Board of Directors consists of three classes of directors with overlapping three-year terms. One class of directors is to be elected each year with terms expiring on the third succeeding annual meeting after such election. The terms of two directors expire this year. Accordingly, at the Annual Meeting, two directors will be elected to serve for a three-year term and until their successors shall have been elected and qualified. Unless otherwise indicated on any proxy, the proxy holders intend to vote the shares it represents for each of the nominees whose biographical sketches appear in the section immediately following. Both of the nominees are now serving as directors of the Company and were previously elected by the Company's stockholders. As a result of a director's resignation in June 1997, there is a vacancy on the Board, which there is no intention to fill at this time. The proxies cannot be voted for a greater number of persons than the number of nominees named.

     The election to the Board of Directors of both of the nominees identified in this proxy statement will require the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In tabulating the vote, abstentions from voting and broker non-votes will be disregarded and have no effect on the outcome of the vote.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
            VOTE FOR THE ELECTION TO THE BOARD OF DIRECTORS OF BOTH
                   OF THE NOMINEES IDENTIFIED FOR REELECTION

     The votes applicable to the shares represented by proxies in the accompanying form will be cast in favor of the two nominees below. While it is not anticipated that any of the nominees will be unable to serve, if any should be unable to serve, the proxy holders reserve the right to substitute any other person.

     The nominees and continuing directors of the Company were elected by the Company's stockholders in 1996, 1997 and 1998, as applicable. The continuing directors will serve for the terms indicated and until their successors are duly elected and qualified.

               PRESENT DIRECTORS WHO ARE NOMINEES FOR REELECTION

                                                                    POSITION
                   NAME                      AGE           (PROPOSED TERM AS DIRECTOR)
                   ----                      ---           ---------------------------
Sidney R. Knafel...........................  68                  Director (2002)
Del Mintz..................................  71                  Director (2002)

               CONTINUING DIRECTORS WHOSE TERMS ARE NOT EXPIRING

                                                                    POSITION
                   NAME                      AGE               (TERM AS DIRECTOR)
                   ----                      ---               ------------------
George S. Blumenthal.......................  55          Director, Chairman of the Board
                                                              and Treasurer (2000)
J. Barclay Knapp...........................  42                Director, President
                                                       and Chief Executive Officer (2000)
Alan J. Patricof...........................  64                  Director (2001)
Warren Potash..............................  67                  Director (2001)

     Additional information as of April 14, 1999 regarding the two nominees for election as directors and the continuing directors and information regarding executive officers of the Company is as follows:

NOMINEES

     Sidney R. Knafel, a director of the Company from February 1992, has been Managing Partner of SRK Management Company, a private investment company, since 1981. In addition, Mr. Knafel is Chairman of Insight Communications, Inc. and BioReliance Corporation. Mr. Knafel is also a director of General American Investors Company, Inc., IGENE Biotechnology, Inc., NTL Incorporated ("NTL"), CoreComm Limited ("CoreComm") and some privately owned companies.

     Del Mintz, a director of the Company from February 1992, is President of Cleveland Mobile TeleTrak Inc., Cleveland Mobile Radio Sales, Inc. and Ohio Mobile TeleTrak, Inc., companies providing telephone answering and radio communications services in Cleveland and Columbus, respectively. Mr. Mintz has held similar positions with the predecessors of these companies since 1967. Mr. Mintz is President of several other companies, and was President and a principal stockholder of Cleveland Mobile Cellular Telephone, Inc. before such Company was acquired by a merger with CCI's predecessor in 1985. Mr. Mintz is also a director of NTL, CoreComm and several privately owned companies.

CONTINUING DIRECTORS

     George S. Blumenthal has been Chairman, Treasurer and a director of the Company from February 1992 and was Chief Executive Officer of the Company from March 1994 to March 1998. In addition, Mr. Blumenthal is Chairman, Treasurer and a director of NTL and Chairman and a director of CoreComm. Mr. Blumenthal is also a director of Andover Togs, Inc. Mr. Blumenthal was also Chairman, Treasurer and a director of Cellular Communications, Inc. ("CCI"), which positions he held from CCI's founding in 1981 until its merger in 1996 into a subsidiary of AirTouch Communications, Inc. (the "CCI Merger").

     J. Barclay Knapp was appointed Chief Executive Officer of the Company in March 1998 and President of the Company in March 1994. Mr. Knapp had been Chief Financial Officer from February 1992 to 1997. Mr. Knapp has been a director of the Company from February 1992. He is President, Chief Executive Officer, Chief Financial Officer and a director of NTL and CoreComm. Mr. Knapp was also Executive Vice President, Chief Operating Officer, Chief Financial Officer and a director of CCI until the CCI Merger.

     Alan J. Patricof, a director from February 1992, is Co-Chairman of Patricof & Co. Ventures, Inc., a venture capital firm he founded in 1969. Mr. Patricof also serves as a director of NTL and other privately owned companies.

     Warren Potash has been a director from February 1992. Mr. Potash retired in 1991 as President and Chief Executive Officer of the Radio Advertising Bureau, a trade association, a position he held since February 1989. Prior to that time, and beginning in 1986, he was President of New Age Communications, Inc., a communications consultancy firm. Until his retirement in 1986, Mr. Potash was a Vice President of Capital Cities/ABC Broadcasting, Inc., a position he held since 1970. Mr. Potash is also a director of NTL and CoreComm.

EXECUTIVE OFFICERS OTHER THAN DIRECTORS

     Richard J. Lubasch, 52, has been the Company's Senior Vice
President - General Counsel and Secretary from February 1992. Mr. Lubasch is also Senior Vice President - General Counsel and Secretary of NTL and CoreComm. Mr. Lubasch was Vice President - General Counsel and Secretary of CCI from 1987 until the CCI Merger.

     Gregg Gorelick, 40, has been the Company's Vice President - Controller from February 1992. From 1981 to 1986 he was employed by Ernst & Whinney (now known as Ernst & Young LLP). Mr. Gorelick is a certified public accountant and was Vice President - Controller of CCI from 1986 until the CCI Merger. Mr. Gorelick holds that position at NTL and at CoreComm, where he is also Treasurer.

     Stanton N. Williams, 37, has been the Company's Vice President and Chief Financial Officer since June 1997. Prior to that date, he had been the Director of Corporate Development for the Company, a title he currently holds at NTL and held at CCI until the CCI Merger. Mr. Williams was also Vice-President - Chief Financial Officer of Cellular Communications International, Inc. from March 1995 until its sale in March 1999. Prior to joining CCI in 1989, Mr. Williams was employed by Arthur Andersen & Co's consulting division.

     Stephen M. Shapiro, 53, is President of CCPR Services, Inc. ("Services"), the Company's Puerto Rico operating subsidiary, having served as its Senior Vice President - General Manager since 1993. In May 1995, Mr. Shapiro was appointed Senior Vice President - General Manager of the Company. From 1991 to 1993 he was Senior Vice President - General Manager of OCOM Corporation (the predecessor of
NTL).

     Jose J. Davila, 42, has been Vice President - Finance of Services since July 1992. In May 1995, Mr. Davila was appointed Vice President - Finance and Administration of the Company. From 1990 to 1992, he was Vice President for Financial Affairs of the Ana G. Mendez Foundation, and from 1984 to 1990 he held the positions of General Auditor and Vice President - Controller of Banco de Ponce, the second largest state bank in Puerto Rico at that time. From 1978 to 1984 he was employed by Peat, Marwick, Mitchell & Co.

     Executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

                 INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     During calendar 1998, ten meetings (including regularly scheduled and special meetings) of the Board of Directors were held. The Board of Directors has a Compensation and Option Committee (the "Compensation Committee") and an Audit Committee. Messrs. Knafel and Mintz serve as members of the Compensation Committee, and Messrs. Mintz, Patricof and Potash serve as members of the Audit Committee. The Compensation Committee reviews and makes recommendations regarding annual compensation for Company officers, and the Audit Committee oversees the Company's financial reporting process on behalf of the Company's Board of Directors. During calendar year 1998, the Compensation Committee held one meeting and the Audit Committee held one meeting. No director during 1998 attended fewer than 82% of the meetings of the Board of Directors of the Company and committee meetings of the Board of which he was a member, except for Mr. Patricof who attended 73% of the meetings. There are no other committees of the Board of Directors. Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and the committees. In addition, as of December 31, 1998, Messrs. Knafel, Mintz, Patricof and Potash have each been granted options to purchase an aggregate of 104,042 shares of Common Stock at a weighted average price of $3.01 per share. Directors who are not officers are paid a fee of $250 for each Board meeting and each committee meeting that they attend.

                             EXECUTIVE COMPENSATION

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

POLICY

     The Compensation Committee has the responsibility for the design and implementation of the Company's executive compensation program. The Compensation Committee is composed entirely of independent non-employee directors.

     The Company's executive compensation program is designed to be closely linked to corporate performance and return to stockholders. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a very significant portion of an executive's aggregate compensation to the appreciation in the Company's stock price. In addition, executive bonuses are linked to the achievement of operational goals and therefore relate to stockholder return. The overall objective of this strategy is to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy and to link executive and stockholder interests through equity-based compensation, thereby seeking to enhance the Company's profitability and stockholder value.

     The Compensation Committee also recognizes that the cash portion of compensation for Messrs. Blumenthal, Knapp and Lubasch is small in light of their compensation from NTL (which is reimbursed to NTL by the Company based on a reasonable estimate of the time these executives spent on Company activity in the relevant period). The Compensation Committee believes that for such executives, stock-based compensation becomes even more significant.

     Each year the Compensation Committee conducts a review of the Company's executive compensation program to determine the appropriate level and forms of compensation. Such review permits an annual evaluation of the link between the Company's performance and its executive compensation.

     In assessing compensation levels for the executives, the Compensation Committee recognizes the fact that certain executives have participated in the development of the Company (and its predecessors) from its earliest stages, and have produced significant consistent long-term value for stockholders of the Company (and its predecessors) over such period. In determining the annual compensation for the Chief Executive Officer, the Compensation Committee uses the same criteria as it does for the other named executives.

BASE SALARY AND BONUS

     In furtherance of the Company's incentive-oriented compensation goals set forth above, cash compensation (annual base salary and bonus) is supplemented by equity-based option grants. With respect to 1998, the annual rate of base salary for each of Messrs. Blumenthal and Knapp was $30,000, for Mr. Lubasch was $20,000, for Mr. Shapiro was $180,000 and for Mr. Davila was $132,800. With respect to 1998, the bonus paid to Mr. Shapiro was $180,200 and to Mr. Davila was $95,900. With respect to Messrs. Blumenthal, Knapp and Lubasch, 1998 bonuses have not yet been determined. The level of emphasis on bonuses for Messrs. Shapiro and Davila reflects the Compensation Committee's view that a meaningful portion of such executives' cash compensation should be performance based and the Compensation Committee intends to continue to determine their bonuses in this light.

STOCK OPTIONS

     Under one of the Company's stock option plans, stock options were granted to the Company's executive officers during 1998. Information with respect to such option grants to the named executive officers is set forth in the table entitled "Option Grants in Last Fiscal Year."

     Stock options are designed to align the interests of executives with those of stockholders. The options generally are granted at an exercise price equal to the market price of the Common Stock on the date of grant and vest over a period of five years. Accordingly, executives are provided additional incentive to create stockholder value over the long term since the full benefit of the options cannot be realized unless stock price appreciation occurs over a number of years.

     In determining individual options grants, the Compensation Committee takes into consideration the number of options previously granted to that individual, the amount of time and effort dedicated to the Company during the preceding year and expected commitment to the Company on a forward-looking basis. The Compensation Committee also strives to provide each option recipient with an appropriate incentive to increase stockholder value, taking into consideration their cash compensation levels.

     In 1998, Messrs. Blumenthal and Knapp each received an option to purchase 507,893 shares of Common Stock at an exercise price of $3.00 per share. Messrs. Blumenthal and Knapp now own 145,449 shares and 94,298 shares, respectively, of Common Stock and hold options to purchase an additional 965,753 shares and 960,418 shares, respectively, of Common Stock.

     The Compensation Committee believes that the equity interests in the Company held by the named executive officers represent a significant incentive to increase overall stockholder value.

COMPENSATION DEDUCTION CAP POLICY

     In 1996, the Company's stockholders approved an amendment to the Company's employee stock option plan (the "Approved Plan") to, among other things, bring the plan into compliance with the requirements regarding non-deductibility of compensation in excess of $1 million under sec.162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Any compensation realized from the exercise of stock options granted pursuant to the Approved Plan at fair market value as of the date of grant thus generally would be exempt from the deduction limitations under sec.162(m) of the Code. Compensation realized from the exercise of stock options granted pursuant to the Company's 1998 stock option plan or granted pursuant to agreements not governed by a plan would not be exempt from the deduction limitations under sec.162(m) of the Code. Other annual compensation, such as salary and bonus, is not expected to exceed $1 million per executive.

                                          THE COMPENSATION AND OPTION COMMITTEE
                                          Sidney R. Knafel
                                          Del Mintz

GENERAL

     The following table discloses compensation received by the Company's Chief Executive Officer and the four other most highly paid executive officers for the three years ended December 31, 1998.

                          SUMMARY COMPENSATION TABLE*

                                                                                 LONG-TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                 ANNUAL COMPENSATION           -------------
                                         -----------------------------------      COMMON
                                                                OTHER ANNUAL       STOCK        ALL OTHER
                                                       BONUS    COMPENSATION    UNDERLYING     COMPENSATION
  NAME AND PRINCIPAL POSITION     YEAR   SALARY($)      ($)        ($)(1)      OPTIONS(#)(2)      ($)(3)
  ---------------------------     ----   ----------   -------   ------------   -------------   ------------
J. Barclay Knapp................  1998     30,000          --           --         507,893           --
  President and Chief             1997     30,000          --           --         321,365(g)        --
  Executive and Chief             1996     30,000          --           --              --           --
  Operating Officer
George S. Blumenthal(4).........  1998     30,000          --                      507,893           --
  Chairman and Treasurer          1997     30,000          --           --         321,365(h)
                                  1996     30,000          --           --              --           --
Richard J. Lubasch..............  1998     20,000          --           --          56,433           --
  Senior Vice President  --       1997     20,000          --           --          89,302(i)        --
  General Counsel and Secretary   1996     20,000          --           --          20,000           --
Stephen Shapiro.................  1998    180,000     180,200       44,300(a)       84,649        2,000
  Senior Vice President --        1997    177,500     116,300       52,500(b)      198,662(j)        --
  General Manager                 1996    166,250     113,200       52,500(c)       50,000        2,000
Jose J. Davila..................  1998    132,800      95,900       11,500(d)       11,287        2,000
  Vice President --               1997    125,600      64,300       11,700(e)       91,802(k)     2,000
  Finance and Administration      1996    120,000      66,000        7,600(f)       20,000        2,000

---------------
 * CCI provided management, financial, legal and technical services to the Company until the CCI Merger. Amounts charged to the Company by CCI consisted of salaries and indirect costs allocated to the Company. For the year ended December 31, 1996, CCI charged the Company approximately $429,000. In August 1996, after the CCI Merger, NTL commenced providing management, financial, legal and technical services to the Company. Amounts charged to the Company consist of salaries and direct costs allocated to the Company. In 1998, 1997 and 1996, NTL charged the Company $1,148,000, $1,492,000 and $207,000, respectively. It is not practicable to determine the amounts of these expenses that would have been incurred had the Company operated as an unaffiliated entity. However, in the opinion of management of the Company, the allocation method is reasonable. Messrs. Knapp, Blumenthal and Lubasch had received salaries from CCI and now receive salaries from NTL and spend portions of their time providing executive management to the Company.

(1) Other annual compensation reflects perquisites as follows:
    (a) housing allowance of $38,400 and car allowance of $5,900.
    (b) housing allowance of $38,400 and car allowance of $14,100.
    (c) housing allowance of $38,400 and car allowance of $14,100.
    (d) car allowance of $11,500.
    (e) car allowance of $11,700.
    (f) car allowance of $7,600.

(2) Long-Term Compensation Awards include option grants upon the cancellation of the equal number of options previously outstanding as follows:
    (g) options to purchase 275,000 shares which were adjusted in 1998, as a consequence of a corporate restructuring, at a ratio of 1.1686 to 1.
    (h) options to purchase 275,000 shares which were adjusted in 1998, as a consequence of a corporate restructuring, at a ratio of 1.1686 to 1.
                                         (footnotes continued on following page)

 (i) options to purchase 70,000 shares which were adjusted in 1998 as a consequence of a corporate restructuring, at a ratio of 1.1686 to 1.
 (j) options to purchase 170,000 shares which were adjusted in 1998 as a consequence of a corporate restructuring, at a ratio of 1.1686 to 1.
 (k) options to purchase 70,000 shares which were adjusted in 1998 as a consequence of a corporate restructuring, at a ratio of 1.1686 to 1.

(3) All other compensation reflects the Company's match of employee contributions to a 401(k) plan.

(4) Mr. Blumenthal resigned as Chief Executive Officer in March 1998 and Mr. Knapp was appointed Chief Executive Officer in March 1998.

OPTION GRANTS TABLE

     The following table provides information on stock option grants during 1998 to the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                         POTENTIAL REALIZABLE
                                                      INDIVIDUAL GRANTS                                    VALUE AT ASSUMED
                       -------------------------------------------------------------------------------   ANNUAL RATE OF STOCK
                          NUMBER OF                                           MARKET                      PRICE APPRECIATION
                         SECURITIES        % OF TOTAL                         PRICE                       FOR OPTION TERM(2)
                         UNDERLYING      OPTIONS GRANTED   EXERCISE OR       ON DATE                     --------------------
                           OPTIONS        TO EMPLOYEES     BASE PRICE        OF GRANT       EXPIRATION    5%($)      10%($)
        NAME            GRANTED(#)(1)    IN FISCAL YEAR     ($/SHARE)       ($/SHARE)          DATE       $4.89       $7.78
        ----           ---------------   ---------------   -----------   ----------------   ----------   -------    ---------
J. Barclay Knapp.....      507,893            34.06%          3.000           9.359          03/12/08    958,394    2,428,744
George S.
  Blumenthal.........      507,893            34.06           3.000           9.359          03/12/08    958,394    2,428,744
Richard J. Lubasch...       56,433             3.78           3.000           9.359          03/12/08    106,489      269,863
Stephen Shapiro......       84,649             5.68           3.000           9.359          03/12/08    159,733      404,792
Jose J. Davila.......       11,287             0.76           3.000           9.359          03/12/08     21,299       53,974

---------------
(1) All options were granted on March 13, 1998; 20% were exercisable upon issuance, 20% became exercisable on January 1, 1999 and an additional 20% will become exercisable on each of January 1, 2000, 2001 and 2002. Upon a change of control of the Company all unvested options become fully vested and exercisable.

(2) The amounts shown in these columns are the potential realizable value of options granted at assumed rates of stock price appreciation (5% and 10%) specified by the SEC, and have not been discounted to reflect the present value of such amounts. The assumed rates of stock price appreciation are not intended to forecast the future appreciation of the Common Stock.

OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table provides information on stock option exercises during 1998 by the named executive officers and the value at December 31, 1998 of unexercised in-the-money options held by each of the named executive officers.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR-END
                       AND FISCAL YEAR-END OPTION VALUES

                                                                       NUMBER OF
                                                                       SECURITIES           VALUE OF
                                                                       UNDERLYING         UNEXERCISED
                                                                      UNEXERCISED         IN-THE-MONEY
                                                                       OPTIONS AT           OPTIONS
                                        SHARES                         FY-END(#)         AT FY-END($) *
                                      ACQUIRED ON       VALUE       EXERCISABLE(E)/     EXERCISABLE(E)/
                NAME                  EXERCISE(#)    REALIZED($)    UNEXERCISABLE(U)    UNEXERCISABLE(U)
                ----                  -----------    -----------    ----------------    ----------------
J. Barclay Knapp....................    85,000        1,434,375         361,285(E)         5,899,443(E)
                                                                        599,133(U)         9,286,562(U)
George S. Blumenthal................                                    366,620(E)         5,755,916(E)
                                                                        599,133(U)         9,286,563(U)
Richard J. Lubasch..................    41,150          694,406          89,895(E)         1,468,225(E)
                                                                         95,727(U)         1,474,454(U)
Stephen Shapiro.....................                                    107,147(E)         1,689,436(E)
                                                                        189,916(U)         2,897,199(U)
Jose J. Davila......................    12,000          135,000          26,978(E)           409,880(E)
                                                                         64,111(U)           981,301(U)

---------------
* Based on the closing price on The Nasdaq Stock Market's National Market on December 31, 1998 of $18.50.

PERFORMANCE GRAPH

     The following graph compares the cumulative return on the Common Stock with The Nasdaq Stock Market (U.S.) Index (the "Nasdaq (U.S.) Index"), the Center for Research in Security Prices Index of Nasdaq Telecommunications Stocks (the "CRSP Index") and the Peer Group Index. In the Company's view, the Peer Group Index, which includes Centennial Cellular Corp., United States Cellular Corporation, Rogers Cantel Mobile Communications, Inc. and Vanguard Cellular Systems, Inc., provides a better representation of the performance of cellular companies over the required period than the broader based CRSP Index.

     The graph assumes that $100 was invested on December 31, 1993 in each of the Common Stock, the Peer Group Index, the CRSP Index and the Nasdaq (U.S.) Index.

   COMPARISON OF CELLULAR COMMUNICATIONS OF PUERTO RICO, INC., THE PEER GROUP
               INDEX, THE CRSP INDEX AND THE NASDAQ (U.S.) INDEX
[CELLULAR COMMM OF PUERTO RICO GRAPH]

                                                                    CRSP INDEX              CELLULAR            THE PEER GROUP
                                           NASDAQ (U.S.)            ----------         COMMUNICATIONS OF        --------------
                                               INDEX                                   PUERTO RICO, INC.
                                           -------------                               -----------------
12/31/93                                          100                    100                    100                    100
12/30/94                                       97.752                 83.458                148.889                102.372
12/29/95                                      138.256                109.257                123.333                 93.715
12/31/96                                      170.015                111.719                 87.778                 71.573
12/31/97                                       208.58                165.433                     45                 69.987
12/31/98                                      293.209                270.154                 82.222                117.271

---------------
NOTE:Stock price performance shown above for the Common Stock is historical and not necessarily indicative of future price performance.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                    (ITEM 2)

     Subject to ratification by the stockholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the year ending December 31, 1999.

     Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     The ratification of the selection of Ernst & Young LLP as the Company's independent auditors for 1999 will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

          THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
                               SUCH RATIFICATION

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 2000 Annual Meeting must be received by the Company at the address set forth on the first page of this proxy statement on or before December 29, 1999 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting and does not intend to bring any other matters before the Annual Meeting. However, if any others matters should properly come before the Annual Meeting, or at any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

                                          By order of the Board of Directors,
                                          /s/ Richard J. Lubasch
                                          RICHARD J. LUBASCH
                                          Secretary
New York, New York
April 28, 1999

PROXY

                  CELLULAR COMMUNICATIONS OF PUERTO RICO, INC.
                 110 EAST 59TH STREET, NEW YORK, NEW YORK 10022
      SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                                ON JUNE 3, 1999

    The undersigned hereby appoints George S. Blumenthal, J. Barclay Knapp and Richard J. Lubasch, and each of them, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Stockholders of Cellular Communications of Puerto Rico, Inc. (the "Company") to be held on Thursday, June 3, 1999 at 9:15 a.m., local time, at the Essex House, Hyde Park Suite, located at 160 Central Park South, New York, New York 10019, and at any adjournment or postponement thereof and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present. The Board of Directors recommends that you vote FOR the following proposals.

1.  Election of Directors:   Nominees: Sidney R. Knafel and Del Mintz

[ ]  VOTE FOR both nominees listed, except as marked to       [ ]  VOTE WITHHELD from both nominees.
     the contrary above. (To withhold your votes for
     either nominee strike a line through the nominee's
     name above.)

2. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1999.

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

          (Please date and sign on reverse side and return promptly.)

(Continued from other side)

    3. In their discretion, to act upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

    THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THE REVERSE SIDE HEREOF. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE SUCH SHARES "FOR" THE PROPOSALS SET FORTH ON THE REVERSE SIDE HEREOF. IF ANY FURTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, IT IS THE INTENTION OF THE PERSONS NAMED ABOVE TO VOTE SUCH PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                                                       -------------------------
                                                               Signature

                                                       -------------------------
                                                               Signature

                                                       Dated             , 1999
                                                       In case of joint owners,
                                                       each joint owner must
                                                       sign. If signing for a
                                                       corporation or
                                                       partnership or as agent,
                                                       attorney or fiduciary,
                                                       indicate the capacity in
                                                       which you are signing.

        PLEASE MARK, DATE AND SIGN YOUR NAME AS IT APPEARS ON THIS CARD
                      AND RETURN IN THE ENCLOSED ENVELOPE.


TWO ADDITIONAL WAYS TO VOTE                                                   CELLULAR COMMUNICATIONS
                                                                    N         OF PUERTO RICO, INC.
                                                                    N
 VOTE BY TELEPHONE                                                  N
                                                                    N         Vote by Internet
IT'S FAST, CONVENIENT, AND YOUR VOTE IS IMMEDIATELY                 N
CONFIRMED AND POSTED.                                               N         It's fast, convenient, and your vote is
                                                                    N         immediately
USING A TOUCH-TONE PHONE                                            N         confirmed and posted and you can get all future
CALL THE TOLL-FREE NUMBER SHOWN ON THE VOTING                       N         materials by internet.
INSTRUCTION FORM.                                                   N         WWW.PROXYVOTE.COM
                                                                    N         Just follow these 4 easy steps:
JUST FOLLOW THESE 4 EASY STEPS:                                     N
                                                                    N         1. Read the accompanying Proxy Statement and
1. READ THE ACCOMPANYING PROXY STATEMENT AND VOTING                 N            voting instruction form.
   INSTRUCTION FORM.                                                N
                                                                    N         2. Go to website WWW.PROXYVOTE.COM.
2. CALL THE TOLL-FREE NUMBER SHOWN ON YOUR VOTING                   N
INSTRUCTION FORM.                                                             3. ENTER YOUR 12 DIGIT CONTROL NUMBER LOCATED ON
                                                                              YOUR VOTING INSTRUCTION FORM.
3. ENTER YOUR 12 DIGIT CONTROL NUMBER LOCATED ON YOUR
VOTING INSTRUCTION FORM.                                                      4. FOLLOW THE SIMPLE INSTRUCTIONS.
                                                                              YOUR VOTE IS IMPORTANT!
4. FOLLOW THE SIMPLE RECORDED INSTRUCTIONS.
YOUR VOTE IS IMPORTANT!                                                       GO TO WWW.PROXYVOTE.COM
CALL 24 HOURS A DAY
                                                                              24 HOURS A DAY
DO NOT RETURN VOTING FORM IF YOU ARE VOTING BY TELEPHONE OR INTERNET